Exhibit 99.1

VIVUS Executes on its Strategic Vision with the Closing of its Acquisition of PANCREAZE® and Previously Announced Financing Transaction

CAMPBELL, CA., June 11, 2018 — VIVUS, Inc. (NASDAQ: VVUS; the “Company”), a biopharmaceutical company, today announced that it has met the closing conditions, including Hart-Scott-Rodino review, related to the Company’s previously announced acquisition of U.S. and Canadian rights to PANCREAZE® (pancrelipase) Delayed-Release Capsules for the treatment of exocrine pancreatic insufficiency (EPI) from Janssen Pharmaceuticals, Inc. (Janssen) for $135 million. Concurrently, VIVUS completed its previously announced financing agreement with Athyrium Capital Management, L.P. (Athyrium).

“The restructuring of a portion of our debt coupled with the acquisition of a cash flow generating asset, PANCREAZE, will move VIVUS towards our goal of becoming an operating profit generating specialty pharmaceutical company.  The PANCREAZE transaction fits a well-defined strategy of acquiring assets utilizing VIVUS’ improving operational and financial discipline as a base platform,” said John Amos, Chief Executive Officer at VIVUS. “We expect the addition of PANCREAZE will contribute to revenue beginning in the third quarter of 2018 while leveraging our operating expense base.  PANCREAZE exemplifies the types of synergistic assets we seek to acquire.  We are excited to close this acquisition and move forward with a company that is designed to serve as a platform to acquire additional assets that we believe will generate significant clinical and commercial value.”

Mark Oki, Chief Financial Officer at VIVUS added, “Completing the debt restructuring transaction with Athyrium is an important step toward achieving the goal of a properly levered balance sheet.  This restructuring creates the financial flexibility we need to continue acquiring additional cash-flow positive assets that we believe will enhance our product portfolio and revenue potential.”

Approved in 2010, PANCREAZE is a pancreatic enzyme preparation consisting of pancrelipase, an extract derived from porcine pancreatic glands, as well as other enzyme classes, including porcine-derived lipases, proteases and amylases.  The pancreatic enzymes in PANCREAZE act like digestive enzymes physiologically secreted by the pancreas.  PANCREAZE is specifically indicated for the treatment of exocrine pancreatic insufficiency due to cystic fibrosis or other conditions.

The Senior Secured Note Purchase Agreement with investment funds managed by Athyrium provides for $110 million of Senior Secured Notes, with an additional $10 million of Senior Secured Notes available for issuance upon meeting certain financial thresholds or repurchasing the Company’s Convertible Notes at certain prices.  The Senior Secured Notes due 2024 bear interest at 10.375% and will be interest-only for the first three years.  Concurrently with the Senior Secured Notes issuance, VIVUS repurchased the $60 million of Convertible Notes held by funds managed by Athyrium, at a discount to par.

About PANCREAZE

PANCREAZE is a prescription medicine used to treat people who cannot digest food normally because their pancreas does not make enough enzymes due to cystic fibrosis or other conditions.  PANCREAZE may help your body use fats, proteins, and sugars from food.  PANCREAZE contains a mixture of digestive enzymes including lipases, proteases, and amylases from pig pancreas.  PANCREAZE is safe and effective in children when taken as prescribed by your doctor.

IMPORTANT SAFETY INFORMATION

What is the most important information I should know about PANCREAZE?

•                  PANCREAZE may increase your chance of having a serious, rare bowel disorder called fibrosing colonopathy that may require surgery.

•                  The risk of having this condition may be reduced by following the dosing instructions that your healthcare provider gave you.

Call your doctor right away if you have any unusual or severe stomach area (abdominal) pain, bloating, trouble passing stool (having bowel movements), nausea, vomiting, or diarrhea.

Take PANCREAZE exactly as prescribed by your doctor.  Do not take more or less PANCREAZE than directed by your doctor.

What are the possible side effects of PANCREAZE?

PANCREAZE may cause serious side effects, including:

•                  A rare bowel disorder called fibrosing colonopathy.

•                  Irritation of the inside of your mouth.  This can happen if PANCREAZE is not swallowed completely.

•                  Increase in blood uric acid levels.  This may cause worsening of swollen, painful joints (gout) caused by an increase in your blood uric acid levels.

•                  Allergic reactions including trouble with breathing, skin rashes, or swollen lips.

Call your doctor right away if you have any of these symptoms.

The most common side effects include pain in your stomach (abdominal pain) and gas.

Other possible side effects: PANCREAZE and other pancreatic enzyme products are made from the pancreas of pigs, the same pigs people eat as pork.  These pigs may carry viruses. Although it has never been reported, it may be possible for a person to get a viral infection from taking pancreatic enzyme products that come from pigs.

These are not all the side effects of PANCREAZE.  Talk to your doctor about any side effect that bothers you or does not go away.

You may report side effects to FDA at 1-800-FDA-1088 or www.fda.gov/medwatch.

What should I tell my doctor before taking PANCREAZE?

Tell your doctor if you:

•                  are allergic to pork (pig) products.

•                  have a history of blockage of your intestines, or scarring or thickening of your bowel wall (fibrosing colonopathy).

•                  have gout, kidney disease, or high blood uric acid (hyperuricemia).

•                  have trouble swallowing capsules.

•                  have any other medical condition.

•                  are pregnant or plan to become pregnant.

•                  are breast-feeding or plan to breast-feed.

Tell your doctor about all the medicines you take, including prescription and nonprescription medicines, vitamins, and herbal supplements.

The Product Information and Medication Guide for PANCREAZE is available at www.pancreaze.net.

About VIVUS

VIVUS is a biopharmaceutical company committed to the development and commercialization of innovative therapies that focus on advancing treatments for patients with serious unmet medical needs.  For more information about the Company, please visit www.vivus.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks, uncertainties and other factors, including risks and uncertainties related to potential change in our business strategy to enhance long-term stockholder value, including the acquisition of revenue generating products and the strengthening of our balance sheet; risks and uncertainties related to our agreement with Janssen Pharmaceuticals, Inc. for the acquisition of all product rights for PANCREAZE in the U.S. and Canada; risks and uncertainties related to our ability to successfully commercialize PANCREAZE, including the timing, strategy and tactics of the commercialization and our reliance on Janssen Pharmaceuticals, Inc. to transition PANCREAZE to us in a timely and effective manner; risks and uncertainties related to our commercialization of PANCREAZE as a new product and our recently changed management team initiating the commercialization of PANCREAZE; risks and uncertainties related to our ability to address or  further reduce our outstanding balance of the Convertible Notes due in 2020; risks and uncertainties related to our expected future revenues, operations and expenditures; risks and uncertainties related to our ability to identify and acquire development and cash flow generating assets; and risks and uncertainties related to the impact, if any, of changes to our Board of Directors and senior management team.  These risks and uncertainties could cause actual results to differ materially from those referred to in these forward-looking statements.  The reader is cautioned not to rely on these forward-looking statements. Investors should read the risk factors set forth in VIVUS’ Form 10-K for the year ended December 31, 2017 as filed on March 14, 2018, and as amended by the Form 10-K/A filed on April 26, 2018, and periodic reports filed with the Securities and Exchange Commission.  VIVUS does not undertake an obligation to update or revise any forward-looking statements.

VIVUS, Inc.	Investor Relations: Lazar Partners
Mark Oki	David Carey
Chief Financial Officer	Managing Director
oki@vivus.com	dcarey@lazarpartners.com
650-934-5200	212-867-1768